UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

February 28, 2022

Date of Report (date of earliest event reported)

INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26946	94-3125814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3560 Bassett Street

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 986-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	IVAC	The Nasdaq Stock Market LLC (Nasdaq) Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of a Named Executive Officer

On February 28, 2022, Jay Cho resigned from his position as the Executive Vice President and General Manager, Thin Film Equipment of Intevac, Inc. (the “Company”) and from all other positions he held in the Company or any of its subsidiaries effective immediately.

Severance Agreement with Jay Cho

On February 28, 2022, the Company entered into a Severance Agreement and Release of Claims (the “Severance Agreement”) with Mr. Cho. Under the terms of the Severance Agreement, Mr. Cho will receive a lump sum payment of $165,000. As part of the Severance Agreement, and as a condition to receiving the foregoing benefit, the parties agreed to provisions relating to a release and waiver of claims, confidentiality, non-solicitation and non-disparagement.

The foregoing summary is qualified in its entirety by reference to the full text of the Severance Agreement which is attached hereto as Exhibit 10.1 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Severance Agreement and Release of Claims, dated February 28, 2022, by and between Jay Cho and Intevac, Inc.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.

Date: March 3, 2022	/s/ James Moniz
James Moniz
Executive Vice President, Finance and Administration,
Chief Financial Officer, Secretary and Treasurer